Exhibit 10.36

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 28, 2018, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), ENTERASYS NETWORKS, INC., a Delaware corporation (“Enterasys”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), and BANK OF MONTREAL (“BMO), as administrative and collateral agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement (defined below) and used herein shall have the respective meanings given to such terms in the Credit Agreement.

RECITALS

A.The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 1, 2018 (as amended, restated, amended and restated, supplemented, restructured or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.The Borrower has requested that the Administrative Agent and the Lenders party hereto agree to amend the Credit Agreement in the manner described in Section 1 hereof.

C.The Administrative Agent and the Lenders party hereto have agreed to so amend the Credit Agreement upon the terms and conditions set forth herein.

ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 2 of this Agreement, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1Amendments.

(a)The definition of “Irish Intellectual Property License” shall be amended and restated to read in its entirety as follows:

““Irish Intellectual Property License”: the licensing of Intellectual Property solely in jurisdictions outside of the United States by the Borrower to Extreme Networks Ireland Holding Limited on terms and conditions approved by the Administrative Agent, including that such license shall be (i) subject and subordinate to the security interest granted to the Administrative Agent under the Loan Documents, (ii) terminable upon an Event of Default at the direction of the Administrative Agent, and (iii) enforceable by the Administrative Agent as a intended third-party beneficiary (such approval not to be unreasonably withheld, delayed or conditioned; provided that it shall be deemed reasonable for the Administrative Agent to withhold, delay or condition such approval to the extent such license or the proposed terms thereof materially adversely affect the value of the Collateral, the security interest in the Collateral granted under the Loan Documents, or the Administrative Agent’s rights and remedies under the Loan Documents).”

(b)Section 7.2 of the Credit Agreement shall be amended by amending and restating clause (q) thereof to read in its entirety as follows

“(q)Indebtedness incurred on or after the Closing Date by (i) any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and owing to a Loan Party; provided that no Indebtedness incurred at any time in reliance on this clause (q)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) Extreme Networks Ireland Holding Limited pursuant to (A) the Loan

Agreement, dated as of June 28, 2018, by and between Extreme Networks Ireland Limited and Extreme Networks Ireland Holding Limited in an aggregate principal amount not to exceed $85,000,000 and (B) the Platform Contribution License Agreement, dated as of June 28, 2018, by and between Extreme Networks, Inc. and Extreme Networks Ireland Holding Limited in an aggregate principal amount not to exceed $23,000,000.”

(c)Section 7.6 of the Credit Agreement shall be amended by amending and restating clause (i) thereof to read in its entirety as follows:

“(i)Restricted Payments made on or after the Closing Date by (i) any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party; provided that no Restricted Payment made at any time in reliance on this clause (i)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party constituting payments in respect of intercompany Indebtedness permitted by Section 7.2(q)(ii).”

(d)Section 7.7 of the Credit Agreement shall be amended by amending and restating clause (q) thereof to read in its entirety as follows:

“(q)Investments made on or after the Closing Date by (i) any Loan Party in any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party; provided that no Investment made at any time in reliance on this clause (q)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded and (ii) Extreme Networks Ireland Holding Limited in Extreme Networks Ireland Ops Limited in connection with the Irish Intellectual Property License in an aggregate amount not to exceed $1,000,000.”

(e)Section 7.10 of the Credit Agreement shall be amended by (i) deleting the “and” appearing at the end of clause (c) thereof, (ii) replacing the “.” appearing at the end of clause (d) thereof with “; and” and (iii) inserting the following as a new clause (e) immediately thereafter:

“(e) one in connection with the Irish Intellectual Property License on or prior to June 30, 2018 (or such later date as is agreed by the Administrative Agent in its sole discretion).”

(f)Section 7.19 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“7.19Amendments to Organizational Agreements, Material Contracts and Irish Intellectual Property License Documents.  (a) Materially amend or permit any material amendments to any Loan Party’s organizational documents (i) if such amendment would be adverse to the Administrative Agent or the Lenders in any material respect, and (ii) without giving the Administrative Agent five Business Days’ prior written notice of such amendment; (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation if such amendment, termination, or waiver could reasonably be expected to result in a Material Adverse Effect; or (c) (i) amend or permit any amendments to, or terminate or waive any provision of, any contract, license, document or other agreement entered into in connection with the Irish Intellectual Property License if such amendment, termination or waiver would be adverse to the Administrative Agent or the Lenders or (ii) assign to, or consent to the assignment to, any Person that is not an Affiliate (other than the Administrative Agent) of any such contract, license, document or agreement.”

SECTION 2Conditions Precedent to Effectiveness.  The effectiveness of Section 1 of this Agreement shall be subject to the prior satisfaction of each of the following conditions precedent (the first date on which all such conditions shall be satisfied or waived, the “Effective Date”):

(a)Executed Agreement. The Administrative Agent shall have received from the Borrower, Enterasys and the Lenders constituting the Required Lenders a duly executed counterpart of this Agreement.

(b)Costs and Expenses. The Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 6(d) hereof and Section 10.5(a) of the Credit Agreement, to the extent such costs and expenses have been invoiced to the Borrower prior to the Effective Date.

(c)Representation and Warranties; No Default.  On the Effective Date, after giving effect to this Agreement, (i) the representations and warranties contained in Section 3 of this Agreement shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.

SECTION 3Representations and Warranties.  Each of the Borrower and Enterasys hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)no Default or Event of Default exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 1 hereof;

(b)the execution, delivery, and performance by the Borrower and Enterasys of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and Enterasys, as applicable, and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c)this Agreement and the other Loan Documents constitute the legal, valid, and binding obligations of each of the Borrower and Enterasys party hereto or thereto, and are enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law); and

(d)each of the representations and warranties made by each of the Borrower and Enterasys in or pursuant to any Loan Document (after giving effect to the amendment to the Credit Agreement contemplated by this Agreement) (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects or in all respects, as required, as of such earlier date.

SECTION 4Reaffirmation.

(a)Validity of Obligations.  The Borrower acknowledges and agrees that, both before and after giving effect to this Agreement, the Borrower is indebted to the Lenders for the Obligations, without defense, counterclaim or offset of any kind and the Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)Validity of Liens and Loan Documents.  Each of the Borrower and Enterasys hereby agrees and confirms that the Credit Agreement and each other Loan Document constitutes a legal, valid, and binding obligation of the Borrower and Enterasys, in each case, to the extent party to such Loan Document, enforceable against the Borrower and Enterasys in accordance with its terms.  Each of the Borrower and Enterasys hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties to secure any of the Obligations by the Borrower or Enterasys pursuant to the Loan Documents to which any of the Borrower or Enterasys is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan  Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement.

SECTION 5Miscellaneous.

(a)Credit Agreement Otherwise Not Affected. Except as expressly contemplated hereby, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise to create any express or implied duty by the Administrative Agent or any Lender to provide any other or further amendments under the same or similar circumstances in the future.

(b)No Reliance. The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.

(d)Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.

(e)Governing Law. This Agreement, the other Loan Documents and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York. This Section 6(e) shall survive the Discharge of Obligations. This Agreement is subject to the provisions of Section 10.14 of the Credit Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

(f)Complete Agreement; Amendments. This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

(g)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

(i)Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower and Enterasys and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.

(j)Loan Document. This Agreement shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXTREME NETWORKS, INC., as Borrower
By:	/s/ B. DREW DAVIES
Name:B/ Drew Davies
Title:Chief Financial Officer

ENTERASYS NETWORKS, INC.
By:	/S/ KATY MOTIEY
Name:Katy Motiey
Title:Chief Administrative Officer

BANK OF MONTREAL, as Administrative Agent
By:	/s/ MICHAEL KUS
Name:Michael Kus
Title:Managing Director

BMO HARRIS BANK N.A., as Lender
By:	/s/ MICHAEL KUS
Name:Michael Kus
Title:Managing Kirector

JP Morgan Chase Bank, N.A, as Lender
By:	/s/ ELEFTHEVIOS KARSOS
Name:Elefthevios Karsos
Title:Authorized Officer

Bank of America, N.A, as Lender
By:	/s/ ERIC ENBERG
Name:Eric Enberg
Title:Vice President